UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On October 31, 2011 (the “Distribution Date”), NTELOS Holdings Corp. completed the spin-off of its wireline operations (the “Business Separation”) with the distribution to its stockholders of all of the common stock of Lumos Networks Corp. (“Lumos Networks”). A reverse split of one share for every two shares of NTELOS Holdings Corp. (“NTELOS” or the “Company”) common stock was completed after market close on October 31, 2011 and before the distribution of Lumos Networks common stock to the NTELOS stockholders. In the distribution, NTELOS stockholders of record on October 24, 2011 received one share of Lumos Networks common stock for every share of NTELOS common stock held, after giving effect to the above-described reverse stock split.

Prior to the completion of the Business Separation, the two companies entered into a Separation and Distribution Agreement and other agreements that govern the post-Business Separation relationship. These agreements allow for a settlement process surrounding the transfer of assets and liabilities with the final settlement occurring prior to December 31, 2011. After the Distribution Date, the Company does not beneficially own any shares of Lumos Networks and, following such date, will not consolidate Lumos Networks financial results for the purpose of its own financial results. Beginning with the Company’s annual financial statements for 2011, the historical financial results of Lumos Networks will be reflected in the Company’s consolidated financial statements as discontinued operations.

The accompanying unaudited pro forma condensed consolidated financial information presented below has been derived from the Company’s unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2011. The pro forma condensed consolidated statement of operations presented below for the year ended December 31, 2010 has been derived from the Company’s audited consolidated financial statements for the year ended December 31, 2010. The pro forma adjustments and notes to the pro forma condensed consolidated financial information give effect to the Business Separation and the other transactions contemplated by the Separation and Distribution Agreement. This unaudited pro forma condensed consolidated financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Company’s unaudited consolidated financial statements and notes related to those unaudited consolidated financial statements included in the Company’s Form 10-Q for the period ended June 30, 2011.

The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2011 and for the year ended December 31, 2010 have been prepared as if the Business Separation had occurred on January 1, 2010. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2011 has been prepared as if the Business Separation occurred on June 30, 2011. The pro forma adjustments are based on the best information available and assumptions that management believes are reasonable. The unaudited pro forma condensed consolidated financial information is for illustrative and informational purposes only and is not intended to represent or be indicative of what the Company’s results of operations or financial position would have been had the transactions contemplated by the Separation and Distribution Agreement and related transactions occurred on the dates indicated. The unaudited pro forma condensed consolidated financial information also should not be considered representative of the Company’s future results of operations or financial position.

NTELOS’s independent registered public accounting firm has not examined, reviewed, compiled or applied agreed upon procedures to the unaudited pro forma condensed consolidated financial information presented herein and, accordingly, assumes no responsibility for it.

The pro forma adjustments give effect to the following transactions provided for in the Business Separation:

•

the cash distribution from Lumos Networks of $315 million (i) to settle with cash intercompany debt owed by Lumos Networks as of the distribution date ($166 million as of June 30, 2011 on a pro forma basis) and (ii) to fund NTELOS’s mandatory repayment on its credit facility;

•	the payment of $283 million on the Company’s credit facility commensurate with the spin-off;

•	the reverse split of one share for every two shares of the Company’s common stock;

•	the transfer to Lumos Networks of assets and liabilities of the former RLEC and the Competitive Wireline segments of NTELOS; and

•	the transfer to Lumos Networks of all other assets and liabilities related to the ongoing operations of Lumos Network previously held by NTELOS or its subsidiaries.

See the notes to unaudited pro forma condensed consolidated financial information for a more detailed discussion of these events.

Due to regulations governing the preparation of pro forma financial information, the non-recurring separation related expenses associated with this Business Separation are excluded via a pro forma adjustment.

The Company expects to incur additional non-recurring separation costs during the fourth quarter 2011 and into 2012. These costs are expected to consist of, among other items (i) information technology (“IT”) systems, licenses, and infrastructure, (ii) financing, legal, advisory and regulatory costs, (iii) marketing and facility costs and (iv) employee retention and other. A majority of total estimated costs related to the Business Separation were incurred prior to the date of the Business Separation.

As mentioned above, the Company entered into a transition services agreement with Lumos Networks under which the Company and Lumos Networks will provide certain specified services to the other on an interim basis. These services relate to IT, accounting, network operations, facilities management, and purchasing and procurement. The services will generally be provided for up to two years following the distribution date unless a particular service is terminated earlier pursuant to the agreement. The Company does not anticipate that such costs will be materially different from those allocated to the Company historically. The transition services agreement is not reflected in this unaudited pro forma condensed consolidated financial information.

The Company expects that it will incur expenses which previously were allocated to the wireline segments which it will have to absorb on a going-forward basis after the Business Separation. For example, following the transition services periods, the Company’s human resource cost related to treasury, tax, accounting, legal, internal audit, human resources, investor relations, information technology and other corporate functions may differ from the expenses for such functions, a portion of which were allocated in the Company’s historical financial statements to the wireline segments and may differ significantly from those incurred during the transition services period. Additionally, the Company anticipates that such other expenses, including those related to the board of directors and board sub-committees, audit and centrally managed costs such as insurance and employee benefit arrangements will be different from the related allocated expenses in the Company’s historical financial statements. In some cases, the Company expects that these expenses could be materially higher.

NTELOS Holdings Corp.

Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2011

(Unaudited)

(In thousands)	Historical	Lumos Networks As Adjusted (a)	Distribution (b)	Payment of Debt (c)	Pro Forma
ASSETS

CURRENT ASSETS
Cash	$12,834	$(469)	$315,000	$(283,000)	$44,365
Restricted cash	9,210	(8,062)	—	—	1,148
Accounts receivable, net	62,479	(21,209)	—	—	41,270
Inventories and supplies	8,556	—			8,556
Other receivables	5,322	(1,770)	—	—	3,552
Federal income tax receivable	1,115	—			1,115
Prepaid expenses and other	15,413	(2,435)	—	—	12,978

	114,929	(33,945)	315,000	(283,000)	112,984

Securities and investments	1,362	(71)	—	—	1,291

PROPERTY AND EQUIPMENT
In service	897,735	(378,080)	—	—	519,655
Under construction	47,724	(24,593)	—	—	23,131

	945,459	(402,673)	—	—	542,786

Less accumulated depreciation	(357,923)	107,147	—	—	(250,776)

	587,536	(295,526)	—	—	292,010

OTHER ASSETS
Goodwill	198,278	(134,579)	—	—	63,699
Radio spectrum licenses in service	115,449	—	—	—	115,449
Franchise rights	32,000	(32,000)	—	—	—
Other intangibles, net	73,140	(57,805)	—	—	15,335
Deferred charges and other assets	31,267	(1,794)	—	(1,981)	27,492

Other Assets	450,134	(226,178)	—	(1,981)	221,975

TOTAL ASSETS	$1,153,961	$(555,720)	$315,000	$(284,981)	$628,260

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

NTELOS Holdings Corp.

Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2011

(Unaudited)

(In thousands)	Historical	Lumos Networks As Adjusted (a)	Distribution (b)	Payment of Debt (c)	Pro Forma
LIABILITIES AND EQUITY

CURRENT LIABILITIES
Current portion of long-term debt	$8,661	$(798)	$—	$(2,864)	$4,999
Accounts payable	29,952	(8,787)	—	—	21,165
Dividends payable	11,799	—	—	—	11,799
Advance billings and customer deposits	23,462	(12,065)	—	—	11,397
Accrued compensation	6,722	(1,327)	—	—	5,395
Accrued operating taxes	4,924	(2,041)	—	—	2,883
Other accrued liabilities	7,872	(1,486)	—	—	6,386

	93,392	(26,504)	—	(2,864)	64,024

LONG-TERM LIABILITIES
Long-term debt	737,847	(1,505)	—	(280,136)	456,206
Obligation to NTELOS Inc.	—	(166,312)	166,312	—	—
Deferred income taxes	73,812	(68,637)	—	—	5,175
Retirement benefits	35,798	(19,963)	—	—	15,835
Other long-term liabilities	29,023	(4,875)	—	—	24,148
Income tax payable	474	(474)	—	—	—

Total Long-Term Liabilities	876,954	(261,766)	166,312	(280,136)	501,364

TOTAL EQUITY	183,615	(267,450)	148,688	(1,981)	62,872

TOTAL LIABILITIES AND EQUITY	$1,153,961	$(555,720)	$315,000	$(284,981)	$628,260

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

The pro forma financial information has been derived by the application of pro forma adjustments to the Company’s historical financial statements as of the date noted.

(a)

This represents the combined balance sheet of Lumos Networks included in its Form 10 filing that went effective on October 18, 2011, which is adjusted for certain liabilities that are included within the obligation to NTELOS on the Lumos Networks balance sheet. Retirement plan and certain other obligations for which Lumos Networks is a party are recorded on the consolidated balance sheet of NTELOS Holdings Corp. The portion of Lumos Networks’ obligation relating to these plans is reflected in Obligation to NTELOS Inc. on the balance sheet of Lumos Networks. In connection with the Business Separation, Lumos Networks will assume the appropriate portion of these obligations and, accordingly, has reflected the pro forma assumption of these liabilities and the related reduction of the Obligation to NTELOS Inc.

(b)

Reflects the $315 million distribution from Lumos Networks on October 31, 2011 to settle with cash intercompany debt owed by Lumos Networks as of the distribution date ($166 million as of June 30, 2011 on a pro forma basis) and the balance was used to fund a mandatory repayment of NTELOS Inc.’s Senior Secured Credit Facility.

(c)

Adjustment relates to payment of $283 million on the Company’s credit facility commensurate with the spin-off and the related write-off of the ratable portion of debt issuance costs from this debt payment.

NTELOS Holdings Corp.

Pro Forma Condensed Consolidated Statement of Operations

Six Months Ended June 30, 2011

(Unaudited)

(In thousands except per share data)	NTELOS Holdings Corp.	Lumos Networks Corp. (a)	Pro Forma Adjustments		Pro Forma

Operating Revenues	$310,046	$(104,706)	$3,872	(b)	$209,212

Operating Expenses
Cost of sales and services (exclusive of items shown separately below)	105,257	(39,422)	3,872	(b)	69,707
Customer operations	69,207	(10,117)	—		59,090
Corporate operations	21,014	(7,320)	(1,428	) (c)	12,266
Depreciation and amortization and accretion of asset retirement obligations	51,779	(22,055)	—		29,724

	247,257	(78,914)	2,444		170,787

Operating Income	62,789	(25,792)	1,428		38,425

Other Income (Expenses)
Interest expense	(19,378)	6,281	411	(d)	(12,686)
Loss on interest rate derivatives	(251)	—	—		(251)
Other expense	(1,615)	(7)	—		(1,622)

	(21,244)	6,274	411		(14,559)

	41,545	(19,518)	1,839		23,866

Income Tax Expense	17,063	(7,895)	732	(e)	9,900

Net Income	24,482	(11,623)	1,107		13,966

Net Income Attributable to Noncontrolling Interests	(925)	85	—		(840)

Net Income Attributable to NTELOS Holdings Corp.	$23,557	$(11,538)	$1,107		$13,126

Income per share – basic (f)	$0.57				$0.63
Income per share – diluted (f)	$0.56				$0.62

Weighted average shares outstanding – basic (f)	41,501				20,751
Weighted average shares outstanding – diluted (f)	42,063				21,032

Cash Dividends Declared per Share – Common Stock	$0.56				$0.56

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

(a)	This represents the statement of operations of Lumos Networks included in its Form 10 filing that went effective on October 18, 2011.
(b)

Revenue and cost of sales and services related to the sales between Lumos Networks and the Company are eliminated in the Company’s statement of operations. However, Lumos Networks’ statement of operations includes $3.9 million of sales to NTELOS and therefore need to be adjusted accordingly to derive NTELOS revenue and cost of sales and services on a stand-alone basis.

(c)

Adjustment to reflect (1) the removal of the Company’s incremental cost of $1.9 million incurred in order to execute the Business Separation and (2) the add-back of $0.5 million of corporate costs which were pushed down in the Lumos Networks financial statements, the majority of which will not be eliminated or significantly reduced from the Company’s business.

(d)

Adjustment reflects the reduction of interest expense as a result of the $283 million required payment on long term debt financing as a result of the Business Separation which is assumed to have occurred on January 1, 2010. The adjustment is the net additional reduction after considering the exclusion of the interest expense reflected in the Lumos Networks Corp. column. The pro forma interest expense exclusion is calculated as follows:

Principal Outstanding	Effective Interest Rate	Annual Expense Reduction
$283,000	4.73%	$13,384

Interest expense is calculated using the effective interest method. The change in amortization of debt issuance cost and original issue discount related to this is not material and therefore not considered.

(e)

Reflects the effective income tax impact related to the pre-tax income for the applicable columns. The effective rate approximates the statutory rates for these adjustments as the effect of tax permanent differences is immaterial.

(f)

Shares outstanding have been recalculated and earnings per share amounts have been adjusted to reflect the reverse split of one share for every two shares of the Company’s common stock in connection with the Business Separation.

NTELOS Holdings Corp.

Pro Forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2010

(Unaudited)

(In thousands except per share data)	NTELOS Holdings Corp	Lumos Networks Corp. (a)	Pro Forma Adjustments		Pro Forma

Operating Revenues	$545,684	$(145,964)	$7,046	(b)	$406,766

Operating Expenses
Cost of sales and services (exclusive of items shown separately below)	174,975	(46,407)	7,046	(b)	135,614
Customer operations	121,697	(13,243)	—		108,454
Corporate operations	37,714	(13,809)	886	(c)	24,791
Depreciation, amortization and accretion of asset retirement obligations	89,381	(31,365)	—		58,016
Asset impairment charge	781	(11)	—		770

	424,548	(104,835)	7,932		327,645

Operating Income	121,136	(41,129)	(886)		79,121

Other Income (Expenses)
Interest expense	(43,086)	5,752	9,400	(d)	(27,934)
Loss on interest rate derivatives	(147)	—	—		(147)
Other (expense) income	(366)	(43)	—		(409)

	(43,599)	5,709	9,400		(28,490)

	77,537	(35,420)	8,513		50,630
Income Tax Expense (Benefit)	31,192	(14,477)	3,388	(e)	20,103

Net Income	46,345	(20,943)	5,125		30,527

Net Income Attributable to Noncontrolling Interests	(1,537)	119	—		(1,418)

Net Income Attributable to Lumos Networks Corp.	$44,808	$(20,824)	$5,125		$29,109

Income per share – basic (f)	1.08				$1.41
Income per share – diluted (f)	1.07				$1.40

Weighted average shares outstanding – basic (f)	41,322				20,661
Weighted average shares outstanding – diluted (f)	41,695				20,848

Cash Dividends Declared per Share – Common Stock	1.12				1.12

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

(a)	This represents the statement of operations of Lumos Networks included in its Form 10 filing that went effective on October 18, 2011.
(b)

Revenue and cost of sales and services related to the sales between Lumos Networks and the Company are eliminated in the Company’s statement of operations. However, Lumos Networks’ statement of operations includes $7.0 million of sales to NTELOS and therefore need to be adjusted accordingly to derive NTELOS revenue and cost of sales and services on a stand-alone basis.

(c)

Adjustment to reflect (1) the removal of the Company’s incremental cost of $0.3 million incurred in order to execute the Business Separation and (2) the add-back of $1.2 million of corporate costs which were pushed down in the Lumos Networks financial statements, the majority of which will not be eliminated or significantly reduced from the Company’s business.

(d)

Adjustment reflects the reduction of interest expense as a result of the $283 million required payment on long term debt financing as a result of the Business Separation which is assumed to have occurred on January 1, 2010. The adjustment is the net additional reduction after considering the exclusion of the interest expense reflected in the Lumos Networks Corp. column. The pro forma interest expense exclusion is calculated as follows:

Principal Outstanding	Effective Interest Rate	Annual Expense Reduction
$283,000	5.75%	$16,273

Interest expense is calculated using the effective interest method. The impact on interest expense was affected by both the $16.3 million reduction to interest related to the assumed $283 million payment on January 1, 2010 and the $1.1 million charge related to the write-off of debt issuance cost and original issue discount. The change in amortization of debt issuance cost and original issue discount related to this is not material and therefore not considered.

(e)

Adjustment reflects the effective income tax impact related to the pre-tax income (loss) for the applicable columns. The effective rate approximates the statutory rates for these adjustments as the effect of tax permanent differences is immaterial.

(f)

Shares outstanding have been recalculated and earnings per share amounts have been adjusted to reflect the reverse split of one share for every two shares of the Company’s common stock in connection with the Business Separation.